Exhibit 99.01

CONTACTS:
	For Media Inquiries:	For Investor Inquiries:
	Jared Tipton Cepheid Corporate Communications Tel: (408) 400 8377 communications@cepheid.com	Jacquie Ross Cepheid Investor Relations Tel: (408) 400 8329 investor.relations@cepheid.com

Cepheid 904 Caribbean Drive Sunnyvale, CA 94089 Telephone: (408) 541 4191 Fax: (408) 541 4192

CEPHEID REPORTS FOURTH QUARTER AND FULL YEAR 2011 RESULTS

Record GeneXpert® System Placements Contribute to 39% Growth in Clinical Business

SUNNYVALE, California, January 26, 2012 – Cepheid (Nasdaq: CPHD) today reported revenue for the fourth quarter of 2011 of $80.1 million. Net loss was $1.6 million, or $(0.03) per share, which compares to revenue of $58.7 million and net income of $1.3 million, or $0.02 per diluted share, in the fourth quarter of 2010. As anticipated, the fourth quarter net loss reflected a one-time, non-cash charge to cost of sales of $5.4 million, or $0.08 per share, associated with the termination of a patent license.

Excluding stock compensation expenses, the non-cash charge of $5.4 million associated with the termination of a patent license, and amortization of acquired intangibles, non-GAAP net income for the fourth quarter of 2011 was $9.4 million, or $0.14 per share. This compares to a non-GAAP net income of $6.1 million, or $0.09 per share, in the fourth quarter of 2010.

Fiscal 2011 Overview

For the year ended December 31, 2011, Cepheid reported revenue of $277.6 million which compares to revenue of $212.5 million in 2010. Net income for the year was $2.6 million, or $0.04 per diluted share, which compares to a net loss of $5.9 million, or $(0.10) per share, in 2010. Excluding stock compensation expenses, the non-cash charge of $5.4 million associated with the termination of a patent license, and amortization of acquired intangibles, non-GAAP net income for the year was $29.6 million, or $0.44 per share. This compares to a non-GAAP net income of $12.5 million, or $0.20 per share, for the full year 2010.

“GeneXpert system placements continued at a very strong pace in the fourth quarter contributing to a record number of placements during 2011, in both our commercial and High Burden Developing Country programs,” said John Bishop, Cepheid’s Chief Executive Officer. “The demand for our GeneXpert systems has continued to grow in spite of continuing tight capital availability in the US and Europe. In 2012, we will continue to invest aggressively in Xpert® test menu expansion to enable the benefits of our system to be realized in broader segments of the market. We expect to further extend our technology leadership and strong growth momentum in the quarters and years ahead.”

Operational Overview

•

Fourth quarter of 2011 Clinical sales of $68.9 million grew 39% from $49.5 million in the fourth quarter of 2010, and total fourth quarter of 2011 product sales of $76.9 million grew 37% from the same quarter a year ago. For the year ended December 31, 2011, total Clinical sales of $236.0 million grew 36% from $173.8 million reported for the same period a year ago.

•	By industry, product sales were, in millions:

	Three Months Ended December 31,			Full Year Ended December 31,
	2011	2010	Change	2011	2010	Change
Clinical Systems	$19.9	$12.7	58%	$58.6	$42.5	38%
Clinical Reagents	49.0	36.8	33%	177.4	131.3	35%

Total Clinical	68.9	49.5	39%	236.0	173.8	36%
Non-Clinical	8.0	6.7	19%	29.5	33.1	-11%

Total Product Sales	$76.9	$56.2	37%	$265.5	$206.9	28%

•	By geography, product sales were, in millions:

	Three Months Ended December 31,			Full Year Ended December 31,
	2011	2010	Change	2011	2010	Change
North America
Clinical	$46.4	$38.5	21%	$167.9	$137.3	22%
Other	7.2	5.4	33%	25.0	27.3	-8%

Total North America	53.6	43.9	22%	192.9	164.6	17%

International
Clinical	22.5	11.0	105%	68.1	36.5	87%
Other	0.8	1.3	-38%	4.5	5.8	-22%

Total International	23.3	12.3	89%	72.6	42.3	72%

Total Product Sales	$76.9	$56.2	37%	$265.5	$206.9	28%

•

During the fourth quarter of 2011, Cepheid placed a total of 175 GeneXpert systems in its commercial Clinical business. Additionally, the Company placed a total of 181 GeneXpert systems as part of its High Burden Developing Country (HBDC) program. For the year ended December 31, 2011, Cepheid placed a total of 565 GeneXpert systems in its commercial Clinical business and an additional 418 GeneXpert systems as part of its HBDC program. As of December 31, 2011, a cumulative total of 2,843 GeneXpert systems have been placed worldwide.

•	Cash and cash equivalents were $115.0 million as of December 31, 2011.

•	DSO was 40 days.

Business Outlook

For the fiscal year ending December 31, 2012, the Company expects:

•	Total revenue to be in the range of $333 to $347 million;

•	Net income in the range of $0.17 to $0.24 per share;

•	Non-GAAP net income in the range of $0.55 to $0.60 per share.

Expected non-GAAP net income excludes approximately $26 million related to stock compensation expense, approximately $2 million related to the amortization of acquired intangibles, and up to a $1.9 million non-cash tax benefit relating to a potential change to our international tax and legal entity structure. The fully diluted share count for the year is expected to be between 70 and 71 million.

Accessing Cepheid’s Fourth Quarter and Full Year 2011 Results Conference Call

The Company will host a management presentation at 2:00 p.m. Pacific Time on Thursday, January 26, 2012, to discuss the results. To access the live webcast, please visit Cepheid’s website at www.cepheid.com/investors at least 15 minutes before the scheduled start time to download any necessary audio or plug-in software. A replay of the webcast will be available shortly following the call and will remain available for at least 90 days.

Interested participants and investors may also listen to the live teleconference call by dialing (866) 713-8395 or (617) 597-5309, and entering participant code 42214013. A replay will be available for seven days beginning at 4:00 p.m. Pacific Time. Access numbers for this replay are (888) 286-8010 or (617) 801-6888, with passcode 57636855.

About Cepheid

Based in Sunnyvale, Calif., Cepheid (Nasdaq: CPHD) is a leading molecular diagnostics company that is dedicated to improving healthcare by developing, manufacturing, and marketing accurate yet easy-to-use molecular systems and tests. By automating highly complex and time-consuming manual procedures, the Company’s solutions deliver a better way for institutions of any size to perform sophisticated genetic testing for organisms and genetic-based diseases. Through its strong molecular biology capabilities, the Company is focusing on those applications where accurate, rapid, and actionable test results are needed most, such as managing infectious diseases and cancer. For more information, visit http://www.cepheid.com.

Use of Non-GAAP Measures

The Company has supplemented its reported GAAP financial information with non-GAAP measures that do not include employee share-based compensation expense, a non-cash charge associated with the termination of a patent license and amortization of purchased intangible assets. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. The Company’s management uses the non-GAAP information internally to evaluate its ongoing business, continuing operational performance and cash requirements, and believes these non-GAAP measures are useful to investors as they provide a basis for evaluating the Company’s cash requirements and additional insight into the underlying operating results and the Company’s ongoing performance in the ordinary course of its operations.

These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with U.S. GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

As described above, the Company excludes the following items from one or more of its non-GAAP measures when applicable:

Employee stock-based compensation expense. These expenses consist primarily of expenses for employee stock options and employee restricted stock under ASC 718 (formerly SFAS 123(R)). The Company excludes employee stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing operating results in the period incurred. Further, as the Company applies ASC 718, it believes that it is useful to investors to understand the impact of the application of ASC 718 on its results of operations.

Termination of License. The Company incurred a one-time expense of $5.4 million in the fourth quarter of 2011 related to the acceleration of the remaining amortization of the original up-front license fee related to the Roche license. The Company excludes this item because it is one-time and non-cash in nature and not reflective of ongoing operating results in the period incurred.

Amortization of purchased intangible assets. The Company incurs amortization of purchased intangible assets in connection with acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s business.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Cepheid’s or its management’s intentions, beliefs, expectations and strategies for the future, including those relating to potential growth, future revenues and future net income/loss, including on a non-GAAP basis, and test menu expansion. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to: our success in increasing direct sales and the effectiveness of our sales personnel; the performance and market acceptance of new products; sufficient customer demand; our ability to develop new products and complete clinical trials successfully in a timely manner for new products; uncertainties related to the FDA regulatory and European regulatory processes; the level of testing at clinical customer sites, including for Healthcare Associated Infections (HAIs); the Company’s ability to successfully introduce and sell products in clinical markets other than HAIs; the rate of environmental biothreat testing conducted by the USPS, which will affect the amount of consumable products sold to the USPS; variability in systems placements and reagent pull-through in the Company’s HBDC program; unforeseen supply, development and manufacturing problems; the potential need for additional intellectual property licenses for tests and other products and the terms of such licenses; lengthy sales cycles in certain markets; the Company’s reliance on distributors in some regions to market, sell and support its products; the occurrence of unforeseen expenditures, acquisitions or other transactions; costs associated with litigation; the impact of competitive products and pricing; the Company’s ability to manage geographically-dispersed operations; and underlying market conditions worldwide. Readers should also refer to the section entitled “Risk Factors” in Cepheid’s Annual Report on Form 10-K, its most recent Quarterly Report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information currently available to Cepheid, and Cepheid assumes no obligation to update any such forward-looking statement or reasons why results might differ.

FINANCIAL TABLES FOLLOW

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
Revenues:
System sales	$20,371	$13,200	$61,948	$46,416
Reagent and disposable sales	56,576	42,969	203,576	160,460

Total product sales	76,947	56,169	265,524	206,876
Other revenues	3,167	2,557	12,051	5,592

Total revenues	80,114	58,726	277,575	212,468

Costs and operating expenses:
Cost of product sales	38,632	26,570	122,840	105,135
Collaboration profit sharing	1,582	1,093	4,863	6,806
Research and development	16,650	11,666	59,362	42,503
Sales and marketing	14,490	10,626	50,691	38,840
General and administrative	10,153	6,932	36,004	24,528

Total costs and operating expenses	81,507	56,887	273,760	217,812

Income (loss) from operations	(1,393)	1,839	3,815	(5,344)
Other expense, net	(506)	(346)	(1,143)	(992)

Income (loss) before income taxes	(1,899)	1,493	2,672	(6,336)
Benefit from (provision for) income taxes	250	(148)	(45)	419

Net income (loss)	$(1,649)	$1,345	$2,627	$(5,917)

Basic net income (loss) per share	$(0.03)	$0.02	$0.04	$(0.10)

Diluted net income (loss) per share	$(0.03)	$0.02	$0.04	$(0.10)

Shares used in computing basic net income (loss) per share	64,113	60,413	62,735	59,712

Shares used in computing diluted net income (loss) per share	64,113	63,372	66,750	59,712

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS

(in thousands)

	December 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$115,008	$79,538
Accounts receivable, net	35,375	28,010
Inventory	62,239	37,598
Prepaid expenses and other current assets	5,245	4,138

Total current assets	217,867	149,284
Property and equipment, net	35,833	27,438
Other non-current assets	730	607
Intangible assets, net	13,795	24,688
Goodwill	18,445	18,594

Total assets	$286,670	$220,611

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$32,167	$21,957
Accrued compensation	17,928	12,594
Accrued royalties	8,357	7,994
Accrued and other liabilities	3,086	1,288
Current portion of deferred revenue	8,176	8,207
Current portion of notes payable	—	1,679

Total current liabilities	69,714	53,719
Long-term portion of deferred revenue	2,003	4,057
Notes payable, less current portion	—	4,991
Other liabilities	3,120	4,182

Total liabilities	74,837	66,949

Shareholders’ equity:
Common stock	324,211	288,387
Additional paid-in capital	93,144	72,731
Accumulated other comprehensive income	33	726
Accumulated deficit	(205,555)	(208,182)

Total shareholders’ equity	211,833	153,662

Total liabilities and shareholders’ equity	$286,670	$220,611

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2011	2010
Cash flows from operating activities:
Net income (loss)	$2,627	$(5,917)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization of property and equipment	10,298	9,326
Amortization of intangible assets	6,523	6,966
Amortization of terminated patent license	5,372	—
Stock-based compensation related to employees and consulting services rendered	19,768	16,615
Write-offs of other intangible assets acquired in acquisitions	—	271
Unrealized gain on auction rate securities	—	(1,714)
Unrealized loss on put option	—	1,844
Deferred rent	18	85
Changes in operating assets and liabilities:
Accounts receivable	(7,830)	(4,394)
Inventory	(23,982)	124
Prepaid expenses and other current assets	(237)	(1,426)
Other non-current assets	(122)	(113)
Accounts payable and other current liabilities	11,347	(5,112)
Accrued compensation	5,334	3,726
Deferred revenue	(2,084)	7,062

Net cash provided by operating activities	27,032	27,343

Cash flows from investing activities:
Capital expenditures	(18,942)	(13,047)
Acquisition of leasehold improvements	—	125
Payments for technology licenses	(1,655)	(1,000)
Cost of acquisitions, net	(296)	(1,300)
Proceeds from the sales of short-term investments	—	24,800
Proceeds from the sale of fixed assets	20	138

Net cash provided by (used in) investing activities	(20,873)	9,716

Cash flows from financing activities:
Net proceeds from the issuance of common shares and exercise of stock options	35,857	15,334
Proceeds from notes payable	—	6,448
Principal payment of bank borrowing	—	(14,618)
Principal payment of notes payable	(6,669)	(618)

Net cash provided by financing activities	29,188	6,546

Effect of exchange rate change on cash	123	147

Net increase in cash and cash equivalents	35,470	43,752
Cash and cash equivalents at beginning of period	79,538	35,786

Cash and cash equivalents at end of period	$115,008	$79,538

CEPHEID

RECONCILIATION OF GAAP TO NON-GAAP MEASURES (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,

	2011	2010	2011	2010
Cost of product sales	$38,632	$26,570	$122,840	$105,135
Stock compensation expense	(443)	(687)	(1,684)	(2,522)
Amortization of terminated patent license	(5,372)	—	(5,372)	—
Amortization of purchased intangible assets	(347)	(394)	(1,383)	(1,422)

Non-GAAP measure of cost of product sales	$32,470	$25,489	$114,401	$101,191

Gross margin on product sales per GAAP	50%	53%	54%	49%
Gross margin on product sales per Non-GAAP	58%	55%	57%	51%

Operating expenses	$41,293	$29,224	$146,057	$105,871
Stock compensation expense	(4,806)	(3,614)	(18,084)	(14,093)
Amortization of purchased intangible assets	(107)	(78)	(429)	(409)

Non-GAAP measure of operating expenses	$36,380	$25,532	$127,544	$91,369

Income (loss) from operations	$(1,393)	$1,839	$3,815	$(5,344)
Stock compensation expense	5,249	4,301	19,768	16,615
Amortization of terminated patent license	5,372	—	5,372	—
Amortization of purchased intangible assets	454	472	1,812	1,831

Non-GAAP measure of income from operations	$9,682	$6,612	$30,767	$13,102

Net income (loss)	$(1,649)	$1,345	$2,627	$(5,917)
Stock compensation expense	5,249	4,301	19,768	16,615
Amortization of terminated patent license	5,372	—	5,372	—
Amortization of purchased intangible assets	454	472	1,812	1,831

Non-GAAP measure of net income	$9,426	$6,118	$29,579	$12,529

Basic net income (loss) per share	$(0.03)	$0.02	$0.04	$(0.10)
Stock compensation expense	0.08	0.07	0.32	0.28
Amortization of terminated patent license	0.09	—	0.08	—
Amortization of purchased intangible assets	0.01	0.01	0.03	0.03

Non-GAAP measure of net income per share	$0.15	$0.10	$0.47	$0.21

Diluted net income (loss) per share	$(0.03)	$0.02	$0.04	$(0.10)
Stock compensation expense	0.08	0.06	0.29	0.27
Amortization of terminated patent license	0.08	—	0.08	—
Amortization of purchased intangible assets	0.01	0.01	0.03	0.03

Non-GAAP measure of net income per share	$0.14	$0.09	$0.44	$0.20

Shares used in computing Non-GAAP basic net income (loss) per share	64,113	60,413	62,735	59,712

Shares used in computing diluted net income per share	64,113	63,372	66,750	59,712
Incremental shares from the assumed conversion of dilutive stock options	4,480	1,367	878	3,875

Shares used in computing Non-GAAP diluted net income per share	68,593	64,739	67,628	63,587